Exhibit 3.2

Amended and Restated as of May 20, 2025

BYLAWS OF VERISK ANALYTICS, INC.

ARTICLE 1

OFFICES

Section 1.01. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board of Directors in the absence of a determination by the Board of Directors).

Section 2.02. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings.

(a) Except as otherwise required by law, and subject to the rights of the holders of any series of preferred stock, special meetings of stockholders may be called only (i) by the Board of Directors or the Chairman of the Board of Directors; (ii) by the Chief Executive Officer; (iii) by the President or the Secretary of the Corporation; or (iv) upon the written request delivered to the Secretary of the Corporation both at the principal executive office of the Corporation, signed and dated by one or more stockholders of record, or beneficial owners, if any, of the Corporation (the “Requesting Stockholders”) who own not less than 25% of the voting power of the outstanding shares of common stock of the Corporation entitled to vote on each of the matters proposed to be considered at such special meeting (the “Requisite Percentage”) and who have complied with all respects of this Section 2.03. Except as otherwise required by law, notice of the special meeting shall be given in accordance with Section 2.04 of this Article 2.

(b) To be in proper form, any request or requests for a special meeting pursuant to Section 2.03(a)(iv) (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) (i) must be delivered in accordance with Section 2.03(a)(iv) by one or more Requesting Stockholders who (a) at the time each Special Meeting Request is delivered, own or are acting on behalf of persons who own, the Requisite Percentage; (b) shall not revoke such Special Meeting Request; and (c) shall continue to own not less than the Requisite Percentage through the date of the special meeting; (ii) must provide a statement of the specific purpose(s) of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reason(s) for conducting such business at the special meeting and any material interest(s) in such business of each Requesting Stockholder; (iii) must contain such information and representations required by these Bylaws as though such Requesting Stockholders are intending to nominate a candidate for director at an annual meeting of stockholders pursuant to Section 2.10(a) of this Article 2 or propose other business to be brought before an annual meeting of stockholders pursuant to Section 2.11 of this Article 2; and (iv) must contain (a) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition following the date of the Special Meeting Request of shares of common stock of the Corporation owned by the Requesting Stockholders and (b) an acknowledgement that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied.

In determining whether a request for a special meeting has been properly made in accordance with Section 2.03(a)(iv), multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at such meeting (which, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant Special Meeting Request), and in each case, as determined by the Board of Directors in accordance with the directors’ fiduciary duties, and (ii) such Special Meeting Requests have been delivered to, and received by, the Secretary of the Corporation no later than the close of business on the tenth day following the earliest dated Special Meeting Request (whether or not such earliest dated Special Meeting Request later is revoked). Any Requesting Stockholder may revoke their Special Meeting Request at any time prior to the date of the special meeting by written revocation to the Secretary of the Corporation delivered to, and received by, the Secretary of the Corporation both at the principal executive office of the Corporation. If, following such revocation there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the Corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

For purposes of this Section 2.03, the terms “owned,” “owning” and other variations of the word “own” shall have the meaning set forth in Article 2, Section 2.10(c)(iii)(D) of these Bylaws.

(c) The Secretary of the Corporation shall not be required to call a special meeting pursuant to Section 2.03(a)(iv) if, in the determination of the Board of Directors made in accordance with the directors’ fiduciary duties, (i) the Special Meeting Request does not comply with these Bylaws; (ii) the matter(s) set forth in the Special Meeting Request, relates to an item of business that is not a proper matter for stockholder action under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law ”); (iii) the Special Meeting Request is received by the Secretary of the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of the close of business (x) on the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous meeting; (iv) an identical or substantially similar item of business, as determined by the Board of Directors in accordance with the directors’ fiduciary duties (a “Similar Item”), other than the election of directors, was presented at a meeting of stockholders held not more than 12 months before the Special Meeting Request is received by the Secretary of the Corporation; (v) a Similar Item was presented at a meeting of stockholders held not more than 120 days before the Special Meeting Request is received by the Secretary of the Corporation; (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for 120 days after the Special Meeting Request is received by the Secretary of the Corporation; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. For purposes of this Section 2.03(c), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(d) A special meeting called pursuant to Section 2.03(a)(iv) shall be held at such date, time and place, if any, as may be fixed by the Board of Directors in accordance with these Bylaws, provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. Each Requesting Stockholder is required to (i) update and supplement the Special Meeting Request delivered pursuant to Section 2.03(b), if necessary so that it is true and correct as of the record date for the special meeting, not later than 10 days following the later of the record date for the meeting day or the date notice of the record date is first publicly disclosed to provide any material changes in the foregoing information as of such record date, (ii) update and supplement the Special Meeting Request delivered pursuant to Section 2.03(b) in accordance with the requirements under Section 2.10(a) and Section 2.11 of this Article 2, as applicable, as if such requirements applies herein mutatis mutandis and (ii) promptly provide any other information reasonably requested by the Corporation. For the avoidance of doubt, the obligation to update and supplement as set forth in Section 2.03(a) shall not limit the Corporation’s rights with respect to any deficiencies in any request provided by a stockholder, extend any applicable deadlines under these bylaws or enable or be deemed to permit a stockholder who has previously submitted a request under these Bylaws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before the special meeting of stockholders.

(e) To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors. Business transacted at any special meeting as a result of a valid Special Meeting Request shall be limited to (x) the purpose(s) stated in the Special Meeting Request(s) received from the Requisite Percentage of Requesting Stockholders and (y) any additional matters the Board of Directors determines to include in the Corporation’s notice of the special meeting. Except as otherwise provided by Delaware Law, the Certificate of Incorporation or these Bylaws, the Chair of the special meeting shall have the power and authority, subject to the supervision of the Board of Directors, to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a special meeting of stockholders except in accordance with this Section 2.03 or as required by Delaware Law.

Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The Board of Directors or the chairman of the meeting may adjourn the meeting to another time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.05. Quorum. Unless otherwise provided under the Certificate of Incorporation or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of stockholders, the chairman of the meeting or a majority in voting interest of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified.

Section 2.06. Voting.

(a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances and unless otherwise provided in the Certificate of Incorporation, a nominee for director shall be elected to the Board of Directors if the nominee receives a majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares of capital stock of the Corporation represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A majority of the votes cast means that the number of shares cast “for” a director must exceed the number of shares cast “against” that director. Abstentions and broker non-votes shall not be counted as votes cast.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

Section 2.07. No Action by Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

Section 2.08. Organization. At each meeting of stockholders, the Chairman of the Board of Directors, if one shall have been elected, or in the Chairman’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 2.10. Nomination of Directors.

(a) (i) Unless the Certificate of Incorporation otherwise provides, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation at an annual meeting of stockholders may be made only (1) pursuant to the Corporation’s notice of meeting of stockholders (or any supplement thereto), (2) by or at the direction of the Board of Directors, (3) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Section 2.10(a)(ii) and at the time of such annual meeting, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.10(a) or (4) by a Nominating Stockholder (as defined in these Bylaws) pursuant to Section 2.10(c), and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. For nominations by any stockholder pursuant to part (3) of the second sentence of this Section 2.10(a)(i), such stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than 25 days prior to such anniversary date, then to be timely such notice must be received by the Corporation no later than the 10th day following the day on which public announcement of the date of the meeting was made. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(ii) The stockholder’s notice required for nominations pursuant to part (3) of the second sentence of Section 2.10(a)(i) shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”); and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (C) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner; (D) for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by such stockholder and by any such beneficial owner (and documentary evidence of such ownership); (E) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with such nomination; (F) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities; (G) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination before the meeting; (H) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to elect each such nominee and/or (2) otherwise to solicit proxies from stockholders in support of such nomination; and (I) any other information relating to such stockholder, beneficial owner, if any, or director nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee pursuant to Section 14 of the Exchange Act. If requested by the Corporation, the information required under parts (D), (E) and (F) of the preceding sentence of this Section 2.10(a)(ii) shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(iii) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Unless the Certificate of Incorporation otherwise provides, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws and the Certificate of Incorporation, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(iv) To be eligible to be a nominee for election as a director, the proposed nominee must provide to the Secretary of the Corporation in accordance with the applicable time periods prescribed for delivery of notice under Section 2.10(a)(i) or Section 2.10(b): (1) a completed D&O questionnaire (in the form provided by the Secretary of the Corporation, at the request of the stockholder) containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a written representation that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law, (3) a written representation and agreement that, unless previously disclosed to the Corporation pursuant to part (B) of the first sentence of Section 2.10(a)(ii), the nominee is not and will not become a party to any Third-Party Compensation Arrangement and (4) a written representation that, if elected as a director, such nominee would be in compliance and will continue to comply with the Corporation’s Corporate Governance Guidelines as disclosed on the Corporation’s website, as amended from time to time. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

(b) If the election of directors is included as business to be brought before a special meeting of stockholders in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(b). For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.10(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than 150 days prior to the date of the special meeting and (B) not later than the later of 120 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 2.10(a)(i). Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested meeting, no stockholder may nominate a person for election or re-election to the Board of Directors or propose any other business to be considered at the special meeting, except pursuant to the request(s) delivered for such special meeting pursuant to Section 2.03(a)(iv) of this Article 2.

(c) (i) Subject to the provisions of this Section 2.10(c), if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders): (A) the name of any person or persons nominated for election (each a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the Board of Directors or its designee acting in good faith, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures and requirements set forth in this Section 2.10(c) (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (B) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (C) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.10(c)(v)(B)), provided that such statement does not exceed 500 words; and (D) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.10(c).

(ii) (A) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting the greater of two (2) or 20% of the total number of directors of the Corporation then serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.10(c) (rounded down to the nearest whole number); provided, however, that for so long as the Corporation has a classified board, in no case shall the number of Stockholder Nominees appearing in the Corporation’s proxy materials pursuant to this Section 2.10(c) for any annual meeting of stockholders exceed one-half (1/2) of the number of directors to be elected at such annual meeting (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting of stockholders shall be reduced by:

(1)	each Stockholder Nominee whose nomination is withdrawn by the Nominating Shareholder or who becomes unwilling to serve on the Board of Directors;

(2)

each Stockholder Nominee who ceases to satisfy, or each Stockholder Nominee of a Nominating Stockholder that ceases to satisfy, the eligibility requirements in this Section 2.10(c), as determined by the Board of Directors;

(3)	each Stockholder Nominee who the Board of Directors itself decides to nominate for election at such annual meeting; and

(4)

the number of incumbent directors who had been Stockholder Nominees at any of the preceding two annual meetings of stockholders and whose terms extend beyond the upcoming annual meeting of stockholders.

In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 2.10(c)(iv) but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(B) If the number of Stockholder Nominees pursuant to this Section 2.10(c) for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.10(c)(iv), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement Stockholder Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders.

(iii) (A) An “Eligible Stockholder” is a person who has either (1) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in this Section 2.10(c) continuously for the three-year period specified in Section 2.10(c)(iii)(B) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 2.10(c)(iv), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines acceptable.

(B) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 2.10(c) only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors or its designee, acting in good faith, that demonstrates compliance with the following criteria: (1) funds under common management and investment control; (2) funds under common management and funded primarily by the same employer; or (3) a “group of investment companies” (as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder, any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Section 2.10(c), including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder cease to satisfy the eligibility requirements in this Section 2.10(c), as determined by the Board of Directors, or withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 2.10(c), any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.

(C) The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(D) For purposes of this Section 2.10(c), an Eligible Stockholder “owns” only those outstanding shares of the Corporation’s common stock as to which such Eligible Stockholder possesses both: (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (w) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (x) sold short by such Eligible Stockholder, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to any other person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (aa) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (bb) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or its designee acting in good faith. For purposes of this Section 2.10(c)(iii)(D), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. (E) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(iv) To nominate a Stockholder Nominee pursuant to this Section 2.10(c), the Nominating Stockholder must submit to the Secretary of the Corporation all of the following information and documents in a form that the Board of Directors or its designee, acting in good faith, determines acceptable (collectively, the “Nomination Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days prior to the first anniversary date of the preceding year’s annual meeting of stockholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), then to be timely the Nomination Notice shall be given in the manner provided herein no later than the date that is 180 days prior to such Other Meeting Date or the10th day following the day on which public announcement of such Other Meeting Date was made (in no event shall the adjournment or postponement of an annual meeting of stockholders, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

(B) an agreement to hold the Minimum Number of shares through the annual meeting of stockholders and to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting of stockholders;

(C) a copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder as applicable, in accordance with Securities and Exchange Commission rules;

(D) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a Stockholder Nominee and to serving as a director if elected;

(E) a written notice of the nomination of such Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders): (1) the information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 2.10(a)(ii); (2) the details of any relationship that existed within the past three years and that would have been described pursuant to

Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (3) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation; (4) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than such Nominating Stockholder’s Stockholder Nominee(s); (5) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting of stockholders, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors); (6) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting of stockholders; (7) a representation and warranty that the Stockholder Nominee’s candidacy or, if elected, board membership would not violate the Certificate of Incorporation, these Bylaws, applicable state or federal law or the rules of any stock exchange on which the Corporation’s shares of common stock are traded (the “Stock Exchange Rules”); (8) a representation and warranty that the Stockholder Nominee: (t) is not employed by an Insurer Group; (u) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be deemed not independent pursuant to the Corporation’s Corporate Governance Guidelines and otherwise qualifies as independent under the Corporation’s Corporate Governance Guidelines and the Stock Exchange Rules; (v) meets the audit committee and compensation committee independence requirements under the Stock Exchange Rules; (w) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (x) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (y) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Stockholder Nominee; and (z) meets the director qualifications set forth in the Corporation’s Corporate Governance Guidelines; (9) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.10(c)(iii); (10) a representation and warranty that the Nominating Stockholder will continue to satisfy the eligibility requirements described in Section 2.10(c)(iii) through the date of the annual meeting of stockholders; (11) details of any position of the Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (12) if desired, a statement for inclusion in the proxy statement in support of the Stockholder Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; and (13) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder who is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;

(F) an executed agreement pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group that comprises the Nominating Stockholder) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (2) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless

(jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders that comprise the Nominating Stockholder) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under this Section 2.10(c); (5) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (6) in the event that the Nominating Stockholder (including any Eligible Stockholder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 2.10(c)(iii), to promptly notify the Corporation; and

(G) an executed agreement by the Stockholder Nominee: (1) to provide to the Corporation such other information and certifications, including completion of the Corporation’s director nominee questionnaire, as the Board of Directors or its designee, acting in good faith, may reasonably request; (2) that the Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and any other Corporation policies and guidelines applicable to directors; and (3) that the Stockholder Nominee is not and will not become a party to (x) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with such person’s nomination, candidacy, service or action as director of the Corporation that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (y) any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (z) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 2.10(c)(iv) shall be (1) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (2) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 2.10(c)(iv) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(v) (A) Notwithstanding anything to the contrary contained in this Section 2.10(c), the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Stockholder Nominee, if: (1) the Corporation receives a notice that a stockholder intends to nominate a candidate for director at the annual meeting of stockholders pursuant to the advance notice requirements for nominations by any stockholder pursuant to part (3) of the second sentence of Section 2.10(a)(i), whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (2) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination submitted pursuant to this Section 2.10(c) or the Nominating Stockholder withdraws its nomination; (3) the Board of Directors or its designee, acting in good faith, determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules; (4) the Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.10(c) at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the shares of common stock entitled to vote for such Stockholder Nominee; (5) the Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (6) the Corporation is notified, or the Board of Directors or its designee acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.10(c)(iii), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), the Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Stockholder Nominee under this Section 2.10(c).

(B) Notwithstanding anything to the contrary contained in this Section 2.10(c), the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Stockholder Nominee included in the Nomination Notice, if the Board of Directors or its designee in good faith determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (3) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation or (4) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

Section 2.11. Notice of Business (Other than the Election of Directors). At any meeting of stockholders, only such business (other than nominations of directors, which must comply with the provisions of Section 2.10) shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting of stockholders (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.11 and at the time of the annual meeting of stockholders, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.11. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than 25 days prior to such anniversary date, then to be timely such notice must be received by the Corporation no later than the 10th day following the day on which public announcement of the date of the meeting was made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2) for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by such stockholder and by any such beneficial owner (and documentary evidence of such ownership);

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to the Corporation’s securities;

(5) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such other business before the meeting;

(6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal;

(7) any other information relating to such stockholder, beneficial owner, if any, or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal pursuant to Section 14 of the Exchange Act; and

(8) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

If requested by the Corporation, the information required under clauses 2.11(B)(2), (3) and (4) of the preceding sentence of this Section 2.11 shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in this Section 2.11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE 3

DIRECTORS

Section 3.01. General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election and Term Of Office. The Board of Directors shall consist of not less than seven nor more than fifteen directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Directors shall be elected to the terms provided in the Certificate of Incorporation. Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a lesser or greater number, and subject to Section 3.15, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman of the Board of Directors in the absence of a determination by the Board of Directors).

Section 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Board of Directors, the Chairman of the Board of Directors, the Lead Director, if any, the Chief Executive Officer, the President or the Secretary of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to the Certificate of Incorporation, special meetings of holders of such Preferred Stock. Notice of special meetings of the Board of Directors shall be given to each director at least one day before the date of the meeting in such manner as is determined by the Board of Directors.

Section 3.08. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.09. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Resignation. Any director may resign from the Board of Directors at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall be filled solely in the manner provided in the Certificate of Incorporation. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

Section 3.13. Removal. Directors may be removed from office in the manner provided in the Certificate of Incorporation.

Section 3.14. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Section 3.15. Restrictions. In no event may a majority of (i) the Board of Directors, (ii) a committee of the Board of Directors or (iii) each Class of the Board of Directors, be employed by the Corporation or by an Insurer Group. Unless otherwise provided in the Certificate of Incorporation, in no event may a majority of directors constituting a quorum of the Board of Directors or a quorum of a committee of the Board of Directors be employed by the Corporation or by an Insurer Group.

Section 3.16. Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filing of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Sections 3.02, 3.12 and 3.13 of this Article 3 unless otherwise provided therein.

ARTICLE 4

OFFICERS

Section 4.01. Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

Section 4.02. Appointment, Term of Office and Remuneration. The principal officers of the Corporation shall be appointed annually by the Board of Directors in the manner determined by the Board of Directors. Each such officer shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by or at the direction of the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. Any Vice President (whether a principal officer or a subordinate officer) may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors or the Chief Executive Officer may determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, the Chief Executive Officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors and any other officers may be removed at any time, with or without cause by resolution adopted by the Board of Directors or by the Chief Executive Officer upon authority delegated by the Board of Directors.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE 5

CAPITAL STOCK

Section 5.01. Certificates For Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise required by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two officers of the Corporation authorized to sign stock certificates representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 5.02. Transfer Of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

ARTICLE 6

GENERAL PROVISIONS

Section 6.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may in its discretion or as required by law fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix the same date or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.02. Dividends. Subject to limitations contained in Delaware Law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.03. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 6.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock. Absent such direction by the Board of Directors, any principal officer of the Corporation may attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 6.06. Amendments. These Bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.